           As filed with the Securities and Exchange Commission on April 7, 1997
                                            Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                               ------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                              --------------------------

                                     ENCAD, INC.
                  (Exact name of issuer as specified in its charter)
    CALIFORNIA                                            95-3672088
(State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

               6059 CORNERSTONE COURT WEST, SAN DIEGO, CALIFORNIA 92121
                (Address of principal executive offices)    (Zip Code)

                               ------------------------
                                     ENCAD, INC.
                          1993 EMPLOYEE STOCK PURCHASE PLAN
                               (Full title of the plan)

                               -----------------------
                                   DAVID A. PURCELL
                               Chief Executive Officer
                                     ENCAD, INC.
               6059 CORNERSTONE COURT WEST, SAN DIEGO, CALIFORNIA 92121
                       (Name and address of agent for service)
                                    (619) 452-0882
            (Telephone number, including area code, of agent for service)

                               ------------------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                              -------------------------

                           CALCULATION OF REGISTRATION FEE

                                                        Proposed           Proposed
   Title of                                              Maximum           Maximum
  Securities                         Amount             Offering           Aggregate            Amount of
    to be                            to be                Price            Offering           Registration
  Registered                      Registered(1)       per Share(2)          Price(2)               Fee
  ----------                      -------------       ------------        ----------          -------------

Common Stock (under 1993               200,000        $ 29.625           $ 5,925,000         $ 1,795.45
Employee Stock Purchase Plan)                          ----------         ----------          -------------

-----------------------------


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1993 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of ENCAD, Inc. on April 7, 1997 as reported by the Nasdaq National Market.

                       INCORPORATION OF DOCUMENTS BY REFERENCE

         The contents of the Registration Statement on Form S-8 filed by ENCAD, Inc. (the "Registrant") on December 15, 1993 with the Securities and Exchange Commission as Registration No. 33-72978 (the "1993 Registration Statement") are incorporated herein by reference into this Registration Statement.

                          1993 EMPLOYEE STOCK PURCHASE PLAN

    The Company initially registered 100,000 shares of Common Stock issuable pursuant to its 1993 Employee Stock Purchase Plan (the "Plan") by means of the 1993 Registration Statement, together with any additional shares of Common Stock which would become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration and which results in an increase in the number of the Registrant's outstanding shares of Common Stock. On June 30, 1996, the Company effected a 2 for 1 stock split which resulted in the shares issuable under the Plan and registered pursuant to the 1993 Registration Statement to be 200,000 shares.

    This Registration Statement shall register an additional 200,000 shares of Common Stock issuable pursuant to the Plan, as authorized by the Company's shareholders at the Company's Annual Shareholders' Meeting held on June 18, 1996.

                                       EXHIBITS

EXHIBIT NUMBER     EXHIBITS

     5             Opinion and Consent of Brobeck, Phleger & Harrison LLP.
    23.1           Independent Auditors' Consent - Deloitte & Touche LLP.
    23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
    24             Power of Attorney.  Reference is made to page II-2 of this
                   Registration Statement.
    99.1           ENCAD, Inc. 1993 Employee Stock Purchase Plan, as amended.

                                      SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 7th day of April, 1997.

                   ENCAD, INC.

                   By       /s/
                      -----------------------------------------
                       David A. Purcell
                       (Chairman, Director and Chief Executive Officer)

                                  POWER OF ATTORNEY
                                  -----------------

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned officers and directors of ENCAD, INC., a California corporation, do hereby constitute and appoint David A. Purcell and Richard A. Plante, or either of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                            Title                         Date
  ---------                            -----                         ----

   /s/                      Chairman of the Board, Director       April 7, 1997
-------------------          and Chief Executive Officer
(David A. Purcell)           (Principal Executive Officer)


  /s/                          Director and President             April 7, 1997
-------------------         (Principal Operating Officer)
(Richard A. Plante)

  /s/                 Vice President and Chief Financial Officer  April 7, 1997
-------------------          (Principal Financial Officer)
(Todd Schmidt)

  /s/                               Director                      April 7, 1997
-------------------
(Robert V. Adams)

  /s/                               Director                      April 7, 1997
-------------------
(Ronald J. Hall)

  /s/                               Director                      April 7, 1997
-------------------
(Howard L. Jenkins)

 /s/                                Director                      April 7, 1997
-------------------
(Craig S. Andrews)

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       EXHIBITS

                                          TO

                                       FORM S-8

                                        UNDER

                                SECURITIES ACT OF 1933


                                     ENCAD, INC.

                                    EXHIBIT INDEX
                                    -------------


EXHIBIT NUMBER               EXHIBITS
--------------               --------
     5             Opinion and Consent of Brobeck, Phleger & Harrison LLP.
    23.1           Independent Auditors' Consent - Deloitte & Touche LLP.
    23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
    24             Power of Attorney.  Reference is made to page II-2 of this
                   Registration Statement.
    99.1           ENCAD, Inc. 1993 Employee Stock Purchase Plan, as amended.